Exhibit 10.1

AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT
dated as of June 29, 2006
between
ULTRALIFE BATTERIES, INC.
and
THE LENDERS PARTY THERETO
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT
     This Amendment, dated as of June 29, 2006, is made by and between ULTRALIFE BATTERIES, INC. (the “Borrower”) and the Lenders party to the Credit Agreement and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank) as Administrative Agent for the Lenders (in such capacity, the “Agent”).
Statement of the Premises
     The Borrower, the Lenders and the Agent have previously entered into, among other agreements, a Credit Agreement, dated as of June 30, 2004, which was amended by Amendment Number One dated as of September 24, 2004, Amendment Number Two dated as of May 4, 2005, Amendment Number Three dated as of August 5, 2005 and Amendment Number Four dated as of November 1, 2005 and that certain waiver letter dated May 3, 2006 (the “Credit Agreement‘). Borrower has advised the Agent and the Lenders that Borrower is in active negotiations regarding the acquisition by Borrower of certain of the assets of McDowell Research, Ltd. for a purchase price of approximately $25,000,000.00, which may be paid by a mix of cash and a subordinated note which is convertible into common stock of the Borrower. Borrower has further advised the Agent and Lenders that Borrower has created and/or acquired a holding company in Hong Kong named Able New Energy Co. Limited and an operating company in the People’s Republic of China named Able New Energy Co. Ltd. The Borrower, the Lenders and the Agent desire to amend the Credit Agreement in contemplation of such acquisitions as referenced herein.
Statement of Consideration
     Accordingly, in consideration of the premises and under the authority of Section 5-1103 of the New York General Obligations Law, the parties agree as follows:
Agreement
     1. Defined Terms. The terms “this Agreement”, “hereunder” and similar references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment Number Five. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
     2. Amendment. Effective upon the satisfaction of all conditions specified in Section 4 hereof, the Credit Agreement is hereby amended as follows:
          A. The Definition “EBIT”, as set forth in Section 1.01 of the Credit Agreement, is hereby superseded and replaced in its entirety and amended to read:
“EBIT” means for any period and in respect of any Person the sum of (i) the net income of such Person for such period computed in accordance with GAAP, plus (ii) the interest expense of such Person for such period, plus (iii) the income tax expense of such Person for such period, plus (iv) the non-cash stock compensation expenses of such Person for such period to the extent such are treated as non-cash charges against operating earnings.
          B. The Definition “EBITDA”, as set forth in Section 1.01 of the Credit Agreement, is hereby superseded and replaced in its entirety and amended to read:
“EBITDA” means for any period and in respect of any Person the sum of (i) the net income of such Person for such period computed in accordance with GAAP, plus (ii) the interest expense of such Person for such period, plus (iii) the income tax expense of such Person for such period, plus (iv) the non-cash stock compensation expenses of such Person for such period to the extent such are treated as non-cash charges against operating earnings, plus (v) the amount reported as the depreciation of the assets of such Person for such period computed in accordance with GAAP, plus (vi) the amount reported as the amortization of intangible assets of such Person for such period computed in accordance with GAAP, and as such item is used in the computation of such Person’s net income for such period, minus (vii) all items which would be classified as extraordinary non-cash gains of such Person in accordance with GAAP consistently applied, plus (viii) all items which would be classified as extraordinary non-cash losses of such Person in accordance with GAAP consistently applied.
          C. The following Definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Able Acquisition” means collectively, the acquisition by Borrower of the stock or other ownership interests in Able New Energy Co. Limited, a Hong Kong holding company (“Able Holding”) and the acquisition by Able Holding of an operating company in the People’s Republic of China named Able New Energy Co. Ltd. (“Able Operating’).
“Amendment No. 5” means that certain Amendment Number Five to Credit Agreement dated as of June 29, 2006 among Borrower, Administrative Agent and Lenders.
“Consolidated Senior Funded Debt” means Consolidated Total Funded Debt less Subordinated Debt.
“McDowell Acquisition” means the acquisition by Borrower of certain assets of McDowell Research, Ltd. for a purchase price of approximately $25,000,000, which may be paid in a mix of cash and a subordinated convertible note pursuant to that certain Asset Purchase Agreement dated May 1, 2006 by and among McDowell Research Ltd., Thomas Hauke, Earl Martin, Sr., James Evans, Frank Alexander, the Borrower and MR Acquisition Corporation (the “Purchase Agreement”).
“Subordinated Debt” means indebtedness and liabilities of the Borrower which have been subordinated by written agreement to indebtedness owed by Borrower to Lenders in form and substance acceptable to Lenders, and shall include the Subordinated Convertible Promissory Note in the principal sum of $20,000,000 in favor of McDowell Research, Ltd. given in connection with the McDowell Acquisition.
          D. The Definitions “Applicable Revolving Rate” and “Applicable Term Rate” as set forth in Section 1.01 of the Credit Agreement are hereby amended so that the term “Consolidated Total Funded Debt” as used therein is superseded and replaced in its entirety with “Consolidated Senior Funded Debt” each time it appears therein.
          E. The Definition “Commitment” as set forth in Section 1.01 of the Credit Agreement is hereby amended so that the figure “$15,000,000” contained therein is superseded and replaced in its entirety with “$20,000,000”.
          F. The Definition “Maturity Date” as set forth in Section 1.01 of the Credit Agreement is hereby superseded and replaced in its entirety and amended to read:
“Maturity Date” means (i) in respect of the Revolving Loans (including any reference in respect of Letters of Credit), June 30, 2008, and (ii) in respect of Term Loans, July 1, 2009.

          G. Schedule 2.01 of the Credit Agreement is hereby superseded and replaced in its entirety with the Schedule 2.01 attached to this Amendment.
          H. Section 6.01 of the Credit Agreement, entitled “Indebtedness”, is hereby amended so that the following subsection (g) is added to the end thereof:
     (g) Acquisition Indebtedness of up to $20,000,000 in connection with the McDowell Acquisition, provided such Indebtedness is fully subordinate to the Indebtedness owed to the Lenders on terms satisfactory to the Lenders.
          I. Section 6.04 of the Credit Agreement, entitled “Investments, Loans, Advances, Guarantees and Acquisitions”, is hereby amended so that subsection (c) is hereby superseded and replaced in its entirety and amended to read:
     (c) loans or other advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided, however, loans or other advances and/or investments to or in Able Holding and/or Able Operating shall not exceed $2,000,000 at any one time outstanding.
          J. Section 6.04 of the Credit Agreement, entitled “Investments, Loans, Advances, Guarantees and Acquisitions”, is hereby further amended so that the following subsections (f) and (g) are added to the end thereof:
     (f) The McDowell Acquisition, subject to the terms, covenants and conditions of Amendment No. 5.
     (g) The Able Acquisition, subject to the terms, covenants and conditions of Amendment No. 5.
          K. Section 6.09(a) of the Credit Agreement, entitled “Minimum EBITDA and Debt to Earnings Ratio”, is superseded and replaced in its entirety and amended to read:
          (a) Debt to Earnings Ratio. The Borrower shall:
maintain the ratio at the Fiscal Quarter ending July 1, 2006 of (x) Consolidated Senior Funded Debt measured at the subject Fiscal Quarter end, to (y) EBITDA for the four Fiscal Quarter period then ended taken together as a single accounting period, at or below 4.25 to 1;
maintain the ratio at the Fiscal Quarter ending September 30, 2006 of (x) Consolidated Senior Funded Debt measured at the subject Fiscal Quarter end, to (y) EBITDA for the four Fiscal Quarter period then ended taken together as a single accounting period, at or below 2.50 to 1;
maintain the ratio at the Fiscal Quarter ending December 31, 2006 of (x) Consolidated Senior Funded Debt measured at the subject Fiscal Quarter end, to (y) EBITDA for the four Fiscal Quarter period then ended taken together as a single accounting period, at or below 2.00 to 1;
thereafter at each Fiscal Quarter end of (X) Consolidated Senior Funded Debt measured at the subject Fiscal Quarter end, to (Y) EBITDA, measured for the four Fiscal Quarter period then ended, taken together as a single accounting period, at or below 2.00 to 1.
          L. Section 6.09(b) of the Credit Agreement entitled “Minimum EBIT and EBIT to Interest Expense Ratio” is superseded and replaced in its entirety and amended to read:

          (b) Minimum EBIT and EBIT to Interest Expense Ratio. The Borrower shall:
at the Fiscal Quarter ending July 1, 2006, attain EBIT for the Fiscal Quarter of not less than $500,000;
at the Fiscal Quarter ending September 30, 2006, attain EBIT for the Fiscal Quarter of not less than $2,500,000;
at the Fiscal Quarter ending December 31, 2006 of (x) EBIT measured for the four Fiscal Quarter period then ended, taken together as a single accounting period, to (y) interest expense measured for the four Fiscal Quarter period then ended, taken together as a single accounting period, at or above 5.00 to 1;
thereafter at each Fiscal Quarter end of (I) EBIT, measured for the four Fiscal Quarter period then ended, taken together as a single accounting period to (II) interest expense, measured for the four Fiscal Quarter period then ended, taken together as a single accounting period, at or above 5.00 to 1.
          M. Section 6.09(c) of the Credit Agreement entitled “Current Assets to Liabilities Ratio” is hereby amended so that the following provision is added to the end thereof:
Subordinated Debt under the McDowell Acquisition, as evidenced by the Subordinated Note (as defined in Amendment No. 5) shall be excluded from the calculation of Consolidated Liabilities hereunder.
     3. Representations. The Borrower hereby represents and warrants to the Lenders and the Agent that: (i) the covenants, representations and warranties set forth in the Credit Agreement are true and correct on and as of the date of execution hereof as if made on and as of said date and as if each reference therein to the Credit Agreement were a reference to the Credit Agreement as amended by this Amendment; (ii) no Default or Event of Default specified in the Credit Agreement has occurred and is continuing, (iii) since the date of the Credit Agreement, there has been no material adverse change in the financial condition or business operations of the Borrower which has not been disclosed to Lenders; (iv) the making and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action, and do not, and will not, (a) contravene the Borrower’s certificate of incorporation or by-laws, (b) violate any law, including without limitation the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rule, regulation (including Regulations T, U or X of the Board of Governors of the Federal Reserve System) order, writ, judgment, injunction, decree, determination or award, and (c) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, note, mortgage, deed of trust or any other material instrument or agreement binding on the Borrower or any Subsidiary or any of their properties or result in or require the creation or imposition of any lien upon or with respect to any of their properties; (v) this Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms; (vi) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (a) the due execution, delivery or performance by the Borrower of this Amendment or any other agreement or document related hereto or contemplated hereby to which the Borrower is or is to be a party or otherwise bound except for required filings and approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder, or (b) the exercise by the Agent or any Lender of its rights under the Credit Agreement as modified by this Amendment; and (vii) the security interests and charges granted by the Borrower and its Subsidiary pursuant to the Security Agreements continue to constitute valid, binding and enforceable, first in priority Liens on the Collateral, subject only to Liens permitted under the terms of the Security Agreements and Credit Agreement.

     4. Conditions of Effectiveness. The effectiveness of each and all of the modifications contained in the Amendment is subject to the satisfaction, in form and substance satisfactory to the Agent, of each of the following conditions precedent:
          A. Agent shall have received 4 duplicate original counterparts of this Amendment executed by Borrower, Lenders and Agent.
          B. Agent shall have received a secretarial certificate of the Borrower in a form reasonably acceptable to Agent, certifying that the organizational documents and the incumbency of officers of the Borrower attached to the June 30, 2004 secretary’s certificate of Borrower are true and correct as of the date of execution hereof, and attaching authorizing resolutions for the McDowell Acquisition, Able Acquisition and the incurrence of additional indebtedness under the Credit Agreement.
          C. Agent and Lenders shall have received a true, correct and complete copy of the Purchase Agreement covering the McDowell Acquisition, which Purchase Agreement shall be satisfactory to the Lenders.
          D. Agent and Lenders shall have received a true, correct and complete copy of the form of subordinated convertible note to be used in the McDowell Acquisition which note shall be acceptable to the Agent and Lenders in all respects (the “Subordinate Note”).
          E. Agent and Lenders shall have received a true, correct and complete copy of the form of subordination agreement to be executed and approved by McDowell Research Ltd. which agreement shall be acceptable to the Lenders in all respects (the “Subordination Agreement”).
          F. The Agent and Lenders shall have received appropriate UCC searches against the sellers in the McDowell Acquisition.
          G. As of the effective date of this Amendment, no Default or Event of Default shall have occurred and be continuing.
          H. The representation and warranties contained in Section 3 hereof and in the Credit Agreement shall be true, correct and complete as of the effective date of this Amendment as though made on such date.
          I. The Agent shall have received all fees for the benefit of the Lenders and itself as agent as set forth in the Memorandum of Understanding between the parties hereto dated June 23, 2006.
          J. The Agent shall have received such other approvals or documents as any Lender through the Agent may reasonably request, and all legal matters incident to the foregoing shall be satisfactory to the Agent and its counsel.
     5. Covenants.
          A. Borrower covenants to deliver to Agent, promptly upon Agent’s request, copies of any documents and agreements related to the Purchase Agreement as Agent may reasonably request, upon the closing of the McDowell Acquisition including, without limitation, a copy of the executed Subordinated Note and Subordination Agreement.
          B. Borrower hereby covenants and agrees to cooperate with the Agent in any manner reasonably necessary in order to promptly continue, or in the case of after-acquired property, create a first lien in favor of the Agent, on behalf of the Lenders, in all personal property assets acquired by Borrower or its subsidiaries in connection with the McDowell Acquisition, including without limitation, (i) delivering to Agent evidence of termination of any and all material liens (as determined by Lenders in their sole discretion) on the assets to be acquired by Borrower or its subsidiaries upon or prior to the date the McDowell Acquisition is closed; notwithstanding the foregoing, the Borrower has requested the Lenders and Agent to consent to its assumption under the McDowell Acquisition of approximately $83,000 of equipment financing indebtedness and the liens on the specific equipment in connection therewith, and by signing below the Agent and Lenders consent to such indebtedness and such liens to the extent of such indebtedness, but not to any extensions, increases or refinancings thereof, (ii) causing MR Acquisition Corporation (the “Acquisition Sub”) to execute and deliver to the Agent for the benefit of the Lenders a guaranty and security agreement in form and content acceptable to Lenders on the date the McDowell Acquisition is closed; (iii) executing and delivering or causing Acquisition Sub to execute and deliver any Assignment of Claims with respect to government contracts as requested by the Agent within 30 days after the date the McDowell Acquisition is closed, or such later date as consented to by the Agent, and (iv) obtaining appropriate landlord waivers as requested by Agent within 30 days after the date the McDowell Acquisition is closed, or such later date as consented to by the Agent.
          C. The Borrower hereby covenants to deliver to Agent pledges of 65% of all of the outstanding and issued stock of Able Holding pursuant to a pledge agreement governed by the laws of the State of New York, as well as a separate pledge agreement relating to the pledge of the stock of Able Holding governed by the laws of the People Republic of China (“PRC”) as prepared by the Agent’s PRC counsel, together with any ancillary document such counsel may require within 90 days hereof. Such pledge agreements shall also contain a covenant by Borrower, Able Holding and Able Operating that each shall not grant to any person a lien on or otherwise encumber the assets of Able Operating or consent to any such lien or encumbrance. Given the potential for negative tax implications for the Borrower, with respect to the deemed dividend rule, the Agent and Lenders are not requiring a security interest in all personal property of Able Holding and Able Operating in consideration for the Lenders’ consent to the Able Acquisition at this time, however, the Agent and Lenders hereby reserve all rights with respect to such requirement if such circumstances change.
          E. Borrower agrees to pay all out-of-pocket expenses and fees of the Agent and Lenders in connection with the negotiation, preparation and execution of this Amendment and any related document, including the reasonable fees and disbursements of counsel to the Agent whether or not the McDowell Acquisition closes.
     6. Reference to and Effect on Loan Documents.
          A. Upon the effectiveness hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,’ “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
          B. Except as specifically amended above, the Credit Agreement, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
          C. The amendments set forth in Section 2 hereto are only applicable and shall only be effective in the specific instance and for the specific purpose for which made, are expressly limited to the facts and circumstances referred to herein, and shall not operate as (i) a waiver of, or consent to non-compliance with any other provision of the Credit Agreement or any other Loan Document, (ii) a waiver or modification of any right, power or remedy of either the Agent or any Lender under the Credit Agreement or any Loan Document, or (iii) a waiver or modification of, or consent to, any Event of Default or Default under the Credit Agreement or any Loan Document.
     7. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.
     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all or which taken together shall constitute but one and the same instrument.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective representatives thereunto duly authorized as of the date first above written.

ULTRALIFE BATTERIES, INC.

	By:	/s/ Robert W. Fishback
		Name:	Robert W. Fishback
		Title:	VP — Finance & CFO

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as Agent
	By:	/s/ Thomas C. Strasenburgh
		Name:	Thomas C. Strasenburgh
		Title:	Vice President

LENDERS:	JPMORGAN CHASE BANK, N.A.
	By:	/s/ Thomas C. Strasenburgh
		Name:	Thomas C. Strasenburgh
		Title:	Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY
	By:	/s/ Jon Fogle
Jon Fogle, Vice President

Schedule 2.01
Commitments as of June 29, 2006

	Amount	Percentage

Commitments to Make Revolving Loans — $20,000,000

JPMorgan Chase Bank, N.A.	$12,000,000	60%
Manufacturers and Traders Trust Company	$8,000,000	40%

Term Loan Commitments — $6,166,667

JPMorgan Chase Bank, N.A.	$3,700,000.20	60%
Manufacturers and Traders Trust Company	$2,466,666.80	40%